UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT

FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2017

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of IRIDEX Corporation (the “Company”) for its 2017 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 28, 2017 (the “Original Proxy Statement”), in order to supplement Proposal Four in the Original Proxy Statement.

This Amendment No. 1 includes a supplement to Proposal Four in the Original Proxy Statement, which is a proposal to approve the Company’s amended and restated 2008 Equity Incentive Plan (“2008 EIP”). Proposal Four included a summary of the terms of the Plan (the “Summary”). As is the nature of summaries, the Summary does not track the 2008 EIP terms word for word and in the interest of brevity we believe a potential ambiguity may have been created as to what the terms of the 2008 EIP are with respect to the number of shares of Company Common Stock that could be granted with respect to awards of restricted stock, restricted stock units, performance shares and performance units, during any fiscal year of the Company.

This Amendment No. 1 adds supplemental disclosure to Proposal Four. All other items of the Proxy Statement are unchanged.

SUPPLEMENT TO PROPOSAL FOUR—

APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

We included Proposal Four in the Original Proxy Statement to approve the 2008 EIP, as amended and restated to provide for an increase in the shares of Company Common Stock (“Shares”) reserved for issuance under the 2008 EIP by an additional 650,000 Shares (the “Share Increase”) and an extension of the expiration of the 2008 EIP by an additional four years to June 11, 2022 (“Term Amendment,” and together with the Share Increase, the “Plan Amendments”). Further, we are seeking stockholder approval of the material terms of the 2008 EIP, as amended and restated, for purposes of being eligible to receive a federal income tax deduction for any compensation paid under the 2008 EIP that constitutes “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Proposal Four included a summary of the terms of the 2008 EIP (the “Summary”) that is qualified in its entirety by reference to the Plan attached as Appendix A to our proxy statement. As is the nature of summaries, the Summary does not track the 2008 EIP terms word for word and in the interest of brevity we believe a potential ambiguity may have been created as to what the terms of the 2008 EIP are with respect to the number of Shares that could be granted with respect to awards of restricted stock, restricted stock units, performance shares and performance units, during any fiscal year of the Company. While we do not believe this potential ambiguity is material in any respect as to any stockholder’s decision as to whether to vote for or against Proposal Four, we have decided to clarify the potential ambiguity.

The Summary provides that the 2008 EIP administrator determines the number of Shares that are granted pursuant to awards of restricted stock, restricted stock units, performance units or performance shares, but the 2008 EIP administrator is not able to grant any individual participant a right to purchase or acquire during a fiscal year of the Company more than 150,000 Shares of restricted stock, 150,000 restricted stock units, or 150,000 performance shares, or more than $1,000,000 in initial value with respect to performance units, except in connection with a participant’s initial employment with us, in which case the participant could be granted up to an additional 150,000 Shares of restricted stock, 150,000 restricted stock units or, with respect to performance shares intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, up to an additional 150,000 performance shares. The 2008 EIP, however, provides that these limits apply only to awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m). This means that the 2008 EIP administrator would be permitted to grant awards of restricted stock, restricted stock units, performance shares and performance units that could exceed their respective limits if the awards were not intended to qualify as “performance-based compensation” under Section 162(m). In addition, the Plan provides that, with respect to performance shares intended to qualify as “performance based compensation” under Section 162m of the Code, a participant can be granted up to 150,000 performance shares in connection with the participant’s initial service, which may include service as an employee, director or consultant, in addition to the fiscal year limit of 150,000 performance shares. As described in the Summary, the Share limits are subject to adjustment in the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares.

It is not our expectation that we would grant awards of restricted stock, restricted stock units, performance shares or performance units that exceed these limits, whether or not the awards are intended to qualify as “performance based compensation” under Section 162(m) of the Code, but because it is technically possible that we could do so, we do not want stockholders to be confused by this potential ambiguity.

To the extent stockholders do not approve Proposal Four as supplemented above, the 2008 EIP would continue in effect in accordance with its terms prior to being amended and restated. Please see the original Proposal Four in the Original Proxy Statement for details about the 2008 EIP and summary of the general federal income tax consequences to U.S. taxpayers of awards granted under the 2008 EIP.

Vote Required

Approval of the amendment and restatement of the 2008 EIP requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF THE AMENDED AND RESTATED

2008 EQUITY INCENTIVE PLAN.

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